Exhibit E

                          INSTALLATION AND SERVICE FEE
                                   Scheduled


HSM Seller      Location of Sale     Installation Cost Paid    Warranty Cost  Out of Warranty Cost
                                         by IMI to BCI         Paid by IMI     Paid by IMI to BCI
                                                                  to BCI*         Preventive              Service
                                                                                Maintenance Call            Call
------------------------------------------------------------------------------------------------------------------------
BCI             Domestic                    $0                      $3,600         $1,200                 $1,200
BCI             International               $0                      $3,600             $0                     $0

IMI             Domestic                $2,400                      $3,600         $1,200                 $1,200
------------------------------------------------------------------------------------------------------------------------

Notes:

* The $3,600 warranty cost is already included in the pricing schedule shown in Exhibit B.

Assumptions:

1. $2,400 if BCI installs for IMI, assuming one day for installation and one day for training. For additional time add $1,200 per day.

2.   No reimbursement to BCI for BCI installations.

3.   Cost of Service Call is based on 8 hours x $147/hr.

4.   Cost of PM Call is based on 8 hours x $147/hr.

5. Warranty cost is based on 2 service calls and 1 PM call during year 1 = 24 hours at $147 per hour.

6. Any additional Warranty service calls (whether for service or Preventive Maintenance) above the number stated in Exhibit E will be charged at a rate of $1,200 per call. BCI will maintain a running average of the number of service calls calculated as: Number of actual service and PM calls/Number of instrument months

If the ratio is 2.5  ~ 3.5, the warranty cost of $3,600 will be used.
If the ratio is 3.51-4.5, the warranty costs will be based on 4 calls.
If the ratio is 4.51-5.5, the warranty costs will be based on 5 calls and so on.